Exhibit 23.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Privileged World Travel Club Inc of our report dated March 29, 2013, relating to the financial statements of the year ended December  31, 2012, and for the period May 18, 2012 (date of inception) to December 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
July 16, 2013